Exhibit (d)(xii)(B)

Amended And Restated

Schedule A

Effective July 20, 2020 to the

Investment Advisory Agreement Dated November 2, 2010

between

FundVantage Trust and Gotham Asset Management, LLC

Series of FundVantage Trust	Effective Date
Gotham Absolute Return Fund	August 28, 2012
Gotham Enhanced Return Fund	May 30, 2013
Gotham Neutral Fund	August 30, 2013
Gotham Absolute 500 Fund	July 25, 2014
Gotham Total Return Fund	March 30, 2015
Gotham Index Plus Fund	March 30, 2015
Gotham Large Value Fund (f/k/a Gotham Institutional Value Fund)	December 31, 2015
Gotham Hedged Plus Fund	March 30, 2016
Gotham Enhanced 500 Plus Fund (f/k/a Gotham Enhanced 500 Core Fund)	September 30, 2016
Gotham Hedged Core Fund	September 30, 2016
Gotham Neutral 500 Fund	September 30, 2016
Gotham Defensive Long 500 Fund	September 30, 2016
Gotham Enhanced S&P 500 Index Fund	December 30, 2016
Gotham Master Neutral Fund	May 1, 2017
Gotham Short Strategies Fund	August 1, 2017
Gotham ESG Large Value Fund	December 6, 2018

IN WITNESS WHEREOF, each of the parties hereto has caused this Amended and Restated Schedule A to be executed in its name and on its behalf by its duly authorized representative effective as of the 20th of July, 2020.

A-1

FundVantage Trust

By:	/s/ Joel L. Weiss
Name:	Joel L. Weiss
Title:	President and Chief Executive Officer

Gotham Asset Management, LLC

By:	/s/ Louis LaRocca
Name:	Louis LaRocca
Title:	General Counsel & CCO

(Signature Page to Schedule A dated July 20, 2020 to Gotham Investment Advisory Agreement)

A-2

Amended And Restated Schedule B

Dated July 20, 2020 to the

Investment Advisory Agreement Dated November 2, 2010

between

FundVantage Trust and Gotham Asset Management, LLC

Investment Advisory Fee Schedule

Fund	Annual Fee as a Percentage of Fund’s Average Daily Net Assets	Effective Date
Gotham Absolute Return Fund	1.50% (150 basis points)	August 28, 2012***
Gotham Enhanced Return Fund	1.50% (150 basis points)	May 30, 2013****
Gotham Neutral Fund	1.50% (150 basis points)	August 30, 2013*****
Gotham Absolute 500 Fund	1.35% (135 basis points)	September 1, 2016
Gotham Index Plus Fund	1.00% (100 basis points)	December 7, 2015
Gotham Total Return Fund	1.00% (100 basis points)*	May 1, 2017
Gotham Large Value Fund (f/k/a Gotham Institutional Value Fund)	0.75% (75 basis points)	August 31, 2018**
Gotham Hedged Plus Fund	1.00% (100 basis points)	March 30, 2016
Gotham Enhanced 500 Plus Fund (f/k/a Gotham Enhanced 500 Core Fund)	1.00% (100 basis points)	September 30, 2016
Gotham Hedged Core Fund	0.70% (70 basis points)	September 30, 2016
Gotham Neutral 500 Fund	1.35% (135 basis points)	September 30, 2016
Gotham Defensive Long 500 Fund	1.35% (135 basis points)	September 30, 2016
Gotham Enhanced S&P 500 Index Fund	0.50% (50 basis points)	December 30, 2016
Gotham Master Neutral Fund	0.75% (75 basis points)*	May 1, 2017
Gotham Short Strategies Fund	1.35% (135 basis points)	August 1, 2017
Gotham ESG Large Value Fund	0.75% (75 basis points)	December 6, 2018

* Assets invested in other mutual funds advised by Gotham shall be excluded from the Gotham Total Return Fund, Gotham Master Index Plus Fund, and Gotham Master Neutral Fund’s average daily net assets for purposes of calculating the advisory fee.

** The effective date for the Gotham Large Value Fund investment advisory agreement was December 31, 2015 and a fee reduction was approved by the Board of Trustees of FundVantage Trust on August 27, 2018.

*** The effective date for the Gotham Absolute Return Fund investment advisory agreement was August 28, 2012, and a fee reduction was approved by the Board of Trustees of FundVantage Trust on July 17, 2020 to be effective July 20, 2020.

**** The effective date for the Gotham Enhanced Return Fund investment advisory agreement was May 30, 2013, and a fee reduction was approved by the Board of Trustees of FundVantage Trust on July 17, 2020 to be effective July 20, 2020.

***** The effective date for the Gotham Neutral Fund investment advisory agreement was August 30, 2013, and a fee reduction was approved by the Board of Trustees of FundVantage Trust on July 17, 2020 to be effective July 20, 2020.

B-1

IN WITNESS WHEREOF, each of the parties hereto has caused this Amended and Restated Schedule B to be executed in its name and on its behalf by its duly authorized representative as of the 20th day of July, 2020.

FundVantage Trust

By:	/s/ Joel L. Weiss
Name:	Joel L. Weiss
Title:	President and Chief Executive Officer

Gotham Asset Management, LLC

By:	/s/ Louis LaRocca
Name:	Louis LaRocca
Title:	General Counsel & CCO

B-2